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                                                                 EXHIBIT 10.13

                           DAIN RAUSCHER CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     1.   ESTABLISHMENT AND PURPOSE.

          1.1 ESTABLISHMENT. DAIN RAUSCHER CORPORATION, a Delaware corporation, together with any and all subsidiaries, hereby establishes,
effective as of April   , 1999, a deferred compensation plan for the
non-employee members of its Board of Directors which shall be known as the Deferred Compensation Plan for Non-Employee Directors (hereinafter called the "Plan").

          1.2 PURPOSE. The purpose of this Plan is to provide a means whereby amounts payable by the Company to its Non-Employee Directors for services as a member of the Company's Board or any committee thereof, or any committee thereof, may be deferred to some future period. It is also the purpose of this Plan to motivate such Non-Employee Directors to continue to make contributions to the growth and profits of the Company and to increase their ownership of shares of Common Stock, and thereby align their interest in the long-term success of the Company with that of the other stockholders. This will be accomplished by allowing each Participating Director to elect voluntarily to receive all or a portion of his or her annual Stock Retainer, Special Retainer and meeting Fees in the form of shares of deferred Common Stock pursuant to an irrevocable election made under this Plan.

     2.   DEFINITIONS.

          2.1 DEFINITIONS. Whenever used in this Plan, the following terms shall have the meanings set forth below:

          (a) "ACCOUNTS" means the Deferred Stock Account and the Deferred Cash Account for any Participating Director.

          (b) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner, directly or indirectly, of securities of the Company, representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of stock of the Company organized, appointed or established for, or pursuant to the terms of, any such plan.

          (c) "ADMINISTRATIVE COMMITTEE" means the Chief Executive Officer and Chief Financial Officer of the Company, whether or not such individuals are also members of the Board of the Company.



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          (d)  "AFFILIATE" shall have the meaning ascribed to the term
               "Affiliate" in Rule 12b-2 promulgated under the Exchange Act.

          (e) "ASSOCIATE" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

          (f) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

          (g) "BENEFICIARY" means a Person designated by a Participating Director (or automatically, by operation of this Plan) to receive any benefit remaining at the death of such Participating Director under the terms of this Plan.

          (h)  "BOARD" means the Board of Directors of the Company.

          (i)  "CHANGE IN CONTROL" means:

               (i) the public announcement (which for purposes of this definition), shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act that any person, entity or group, within the meaning of
                     Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, or the Company Retirement Plan or any employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares in stock of the Company organized, appointed or established for, or pursuant to the terms of such plan, has become the Beneficial Owner of thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

               (ii) the Continuing Directors cease to constitute a majority of the Board;

               (iii) the shareholders of the Company approve (1) any
                     consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (3) any plan of liquidation or dissolution of the Company; or

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               (iv)  the majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a change in control of the Company.

          (j) "COMMON STOCK" means the common stock, par value $0.125 per share, of the Company.

          (k) "COMPANY" means DAIN RAUSCHER CORPORATION, a Delaware corporation, together with all its subsidiaries.

          (l) "CONTINUING DIRECTOR" means any person who is a member of the Board, while such person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on January 1, 1999, or (B) subsequently becomes a member of the Board, if such person's initial nomination for election or initial election to the Board is recommended or approved by the majority of the Continuing Directors.

          (m) "CONVERSION PRICE" means the average of the reported closing prices per share of the Common Stock on the NYSE as reported for each of the five business days prior to the measurement date for any crediting of shares under this Plan.

          (n)  "DEFERRAL ELECTIONS" means the elections made pursuant to
               Section 4.1 of this Plan.

          (o) "DEFERRED CASH ACCOUNT" means the bookkeeping account of this Plan to which all of a Participating Director's deemed cash allocations are credited pursuant to this Plan.

          (p) "DEFERRED STOCK ACCOUNT" means the bookkeeping account of this Plan to which all of a Participating Director's deemed stock allocations are credited pursuant to this Plan.

          (q)  "DISTRIBUTION ELECTION" means the elections made pursuant to
               Section 4.3 of the Plan.

          (r) "ELECTION AMOUNTS" means the amounts of the Retainer and/or Fees and Special Retainer the Participating Director elects to defer, as provided for in Section 4.1 of this Plan.

          (s) "ELECTION FORM" means the form containing the irrevocable elections of a Participating Director to (i) defer the receipt of the Retainer and/or the Fees and Special Retainer payable to such Participating Director, as provided for in Section 4.4 of this Plan, and (ii) cause the distribution of

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               the amounts credited to such Participating Director's Accounts to be made on a date or dates selected by such Participating Director, as provided for in Section 4.3 of this Plan.

          (t) "ELIGIBLE DIRECTOR" means any Non-Employee Director of the Company as set forth in Section 3.1 of this Plan.

          (u) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (v) "FEES" means the amount payable quarterly in cash to a Director during a Plan Year for attendance at meetings of the Board or any committee thereof, as set forth in Section 4.1 of this Plan.

          (w)  "INITIAL CREDIT" shall have the meaning set forth in Section
               4.4 of this Plan.

          (x) "NON-EMPLOYEE DIRECTOR" means an individual who is a member of the Board of the Company but who is not an officer or employee of the Company or any of its subsidiaries.

          (y)  "NORMAL RETIREMENT" shall have the meaning set forth in
               Section 6.1 of this Plan.

          (z)  "NYSE" means the New York Stock Exchange, Inc.

          (aa) "PARTICIPATING DIRECTOR" has the meaning set forth in Section
               4.1 of this Plan.

          (bb) "PLAN YEAR" means the approximately 12-month period which runs from the first meeting of the Board following the election of such Board at the annual meeting of stockholders of the Company until the next meeting of stockholders at which any members of such Board are elected by the stockholders of the Company.

          (cc) "PERSON" shall have the meaning ascribed to such term as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

          (dd) "RETAINER" means the amounts payable annually in shares of Common Stock to a Non-Employee Director for services rendered to the Company as a Director during a Plan Year, but does not include the Special Retainer and Fees.

          (ee) "SPECIAL RETAINER" means the special retainer payable during a Plan Year quarterly in cash to Non-Employee Directors who chair committees of the Board, in the amounts determined by the Board from time to time.

          (ff) "TERMINATION DATE" has the meaning set forth in Section 3.2 of this Plan.

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          (gg) "1996 PLAN" means the 1996 Stock Incentive Plan of the
               Company, as it may be amended from time to time.

          2.2 RULES OF INTERPRETATION. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to this entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement. and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.

     3.   ELIGIBILITY FOR PARTICIPATION.

          3.1 ELIGIBILITY. Any Non-Employee Director of the Company shall be eligible to participate in this Plan (an "Eligible Director"). In the event a Participating Director no longer meets the requirements for participation in this Plan, he shall become an inactive Participating Director, retaining all the rights described under this Plan, except the right to make any further deferrals, until the time (if ever) that he again becomes an active Participating Director.

          3.2 TERMINATION OF SERVICE AS A DIRECTOR. If a Participating Director leaves the Board before the conclusion of any calendar quarter, he or she will be paid the quarterly installment of the Special Retainer and Fees entirely in cash, notwithstanding that a Deferral Election made by such Participating Director is on file with the Company. The date of termination of a Participating Director's service as a Director of the Company will be deemed to be the earlier of (i) the date of such Director's death, resignation or removal from the Board of Directors or (ii) the expiration of such Director's term as a Director without reelection to the Board of Directors (the "Termination Date").

     4.   ELECTIONS TO DEFER COMPENSATION.

          4.1 ELECTIONS TO DEFER COMPENSATION. On forms provided by the Company, each Eligible Director who decides to participate (each, a "Participating Director") may irrevocably elect to make up to two separate deferral elections (the "Deferral Elections") to defer, in increments equal to 25%, 50%, 75% or 100% of each of, (i) receipt of the shares of Common Stock constituting the Retainer and/or (ii) the sum of the Special Retainer and any Fees otherwise payable to such Participating Director in cash, in each case, for services to be rendered in the Plan Year following such election or elections. The amounts to be deferred will be deferred in the form of credits to the Participating Director's Deferred Stock Account and Deferred Cash Account, as set forth in Article 5 hereof, for the amount of the Retainer and/or the

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Special Retainer and  Fees the Participating Director elects to defer (the
"Election Amounts").  The Deferral Elections shall be made pursuant to
Section 4.2 hereof. Any Deferral Election may only be amended or revoked in accordance with the procedure set forth in Section 4.4 hereof.

          4.2 MANNER OF MAKING DEFERRAL ELECTION. A Participating Director may elect to defer payment of the Retainer and/or payment of the Special Retainer and Fees pursuant to this Plan by filing, at any time prior to the beginning of a Plan Year (or by such other date as the Administrative Committee shall determine), an irrevocable election with the Administrative Committee on a form provided for that purpose (the "Election Form"), except that:

          (a) for the Plan Year which begins April 27, 1999, an Election Form may be filed at any time on or prior to April 30, 1999, to be effective for the Retainer and/or Special Retainer and Fees to be paid after the inception of the Plan on May 1, 1999 and thereafter during such Plan Year, and

          (b) any person who is first elected to the Board of the Company after the beginning of a Plan Year may make initial Deferral Elections pursuant to Section 4.1 hereof at any time prior to his attendance at the first meeting of the Board or any committee thereof after his election to the Board, and shall be effective as of the date the Participating Director was elected.

The Election Form shall specify an amount or amounts to be deferred expressed as a percentage (either 25%, 50%, 75% or 100%, respectively) of the value of the Participating Director's Retainer and/or Special Retainer and Fees. In all circumstances, the first credit (after the Initial Credit described in Section 4.5 hereof) to a Participating Director's Deferred Stock Account and Deferred Cash Account (if necessary) will only include the Retainer and/or Special Retainer and Fees for services performed after the date on which the Administrative Committee receives such Form.

          4.3 DISTRIBUTION ELECTION. At the same time that a Participating Director elects to participate in the Plan with respect to any Plan Year and makes his Deferral Elections, such Participating Director shall also elect the timing of the distribution of the amounts credited to such Participating Director's Accounts with respect to any such Deferral Election by delivering a signed and completed Election Form to the Company. Unless the following distribution elections are subsequently amended or otherwise modified by the Administrative Committee, a Participating Director may only elect to have distributions attributable to any Deferral Election for any Plan Year be made in one lump sum or paid out in two or three equal, annual installments, in each case, following the Termination Date.

          4.4 ANNUAL CHANGE IN ELECTIONS. Once each calendar year, a Participating Director may irrevocably elect in writing to (i) change an earlier Deferral Election, either to change the percentage of that Participating Director's Retainer and/or Special Retainer and Fees to be credited to his Accounts, or to receive the entire Retainer and/or Special Retainer and Fees when paid without deferral and/or (ii) to change the Distribution Election. Such amended Election Form shall become effective on the first business day of the Plan Year following receipt

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by the Administrative Committee thereof with respect to Election Amounts being deferred for and after such Plan Year.

          4.5 INITIAL CREDIT. In connection with the adoption of this Plan, the Board authorized, and the Participating Directors agreed to, the termination of the Company's individual retirement agreements with each Non-Employee Director who will be a director on May 1, 1999, effective as of the commencement of this Plan. Each Participating Director who will be a director on May 1, 1999, has agreed to accept a one-time payment, in lieu of his accrued benefit under his retirement agreement, of shares of Common Stock to be credited to his Deferred Stock Account hereunder in an amount equal to the net present value of such accrued benefit as of May 1, 1999, divided by the Conversion Price of one share of Common Stock as of April 30, 1999 (the "Initial Credit"). Therefore, effective as May 1, 1999, each Participating Director's Deferred Stock Account shall be credited with the Initial Credit.

     5.   DEFERRED COMPENSATION ACCOUNTS.

          5.1 ESTABLISHMENT OF ACCOUNTS. The amount of benefits to be paid by the Company to each Participating Director under this Plan shall be determined by reference to the Accounts to be established and maintained by the Company for each Participating Director. Such Accounts shall be established for bookkeeping purposes only and shall not be considered as, or as evidence of the creation of, a trust fund or a transfer or other segregation of assets for the benefit of the Participating Directors or their designated beneficiaries. Such Accounts will be composed of a Deferred Cash Account and a Deferred Stock Account for each Participating Director

          5.2  CREDITS TO ACCOUNTS.

               5.2.1 DEFERRED STOCK ACCOUNT. Except as otherwise described in the last sentence of this Section 5.2.1, the entire amount of any Election Amount deferred by a Participating Director shall be allocated and credited to such Participating Director's Stock Account pursuant to the terms of this Section 5.2.1. With respect to Deferral Elections covering the Retainer, such amounts shall be credited as of the first day of the Plan Year to which such election relates; with respect to Deferral Elections covering the Special Retainer and/or Fees, such amounts shall be credited as of the first day of the calendar quarter following the date of such election. Such Participating Director's Deferred Stock Account shall be deemed to have been allocated that number of whole shares of Common Stock, rounded down to the nearest share, resulting from dividing the portion of the Election Amount so deferred by the Conversion Price in effect on the effective date of crediting to his Accounts. The portion of any Election Amount equal to the fraction of a share of Common Stock resulting from such calculation, if any, shall be deemed to have been allocated to such Participating Director's Deferred Cash Account.

               5.2.2 DIVIDEND ADDITIONS TO STOCK ACCOUNTS. At such times as dividends are declared by the Company on the outstanding shares of Common Stock, a determination shall be made of the number of shares of Common Stock which are credited to a Participating Director's Deferred Stock Account on the dividend record date, and an amount equal to such total number of shares of Common Stock multiplied by the declared dividend per share of

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Common Stock shall be credited, on the date such dividends are paid by the
Company, initially to such Participating Director's Deferred Cash Account (if the dividends are declared in cash) or to such Participating Director's Deferred Stock Account (if the dividends are declared in shares of Common Stock). Thereafter, all funds credited to a Participating Director's
Deferred Cash Account under this Plan shall be deemed to have been used to purchase whole shares of Common Stock once, at the end of each calendar quarter in which such funds were initially credited. The number of additional shares of Common Stock credited to each Participating Director's Deferred Stock Account after the end of each Plan Year due to deemed purchases with the credited cash dividends (and other deemed cash allocations made to the Deferred Cash Account under this Plan) shall be equal to the number of whole shares, rounded down, derived by dividing the total amount of cash credited to the Participating Director's Deferred Cash Account by the Conversion Price as of the date of the deemed purchase of the shares of Common Stock credited to such Participating Director's Deferred Stock Account under this Section
5.2.2. Any credited cash hereunder that would otherwise be deemed to have been used to purchase a fractional share of Common Stock shall, instead, continue to be credited to the Participating Director's Deferred Cash Account.

          5.3 CHARGES AGAINST ACCOUNTS. On each date that a distribution is made by, or on behalf of, the Company under this Plan to a Participating Director, the amount of such distribution shall be charged against, and shall reduce the remaining credited balance of, the appropriate Account or Accounts of such Participating Director. The Company also reserves the right to charge Participating Directors' Accounts with reasonable out-of-pocket costs incurred by the Company in the administration and record keeping for the Plan.

     6.   DISTRIBUTIONS TO PARTICIPATING DIRECTORS.

          6.1 FORM OF DISTRIBUTION; TAX WITHHOLDING. Subject to such terms and conditions as the Administrative Committee may from time to time impose:

          (a) distributions of all of a Participating Director's Accounts as a result of such Participating Director's ceasing to serve as a Director (other than due to his death or disability or due to a Change in Control) ("Normal Retirement") shall be made, at such Participating Director's election pursuant to a Distribution Election, either:

               (i)   in a single payment; or

               (ii) in two annual installments, the first of which shall be equal to fifty percent (50%) of all amounts deemed allocated to such Participating Director's Accounts on the first payment date, and the second of which shall be equal to all amounts deemed allocated to such Participating Director's Accounts on the second payment date; or

               (iii) in three annual installments, the first of which
                     shall be equal to thirty- three and one-third percent (33_%) of all amounts deemed

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                     allocated to such Participating Director's Accounts on
                     the first payment date, the second of which shall be equal to thirty-three and one-third percent (33_%) of all amounts deemed allocated to such Participating Director's Accounts on the second payment date and the third of which shall be equal to all amounts deemed allocated to such Participating Director's Accounts on the third payment date;

          (b) distributions of all of a Participating Director's Accounts pursuant to such Director's ceasing to serve as a Director due to his death or disability shall be made in a single payment; and

          (c) distributions of all of a Participating Director's Accounts upon the occurrence of a Change of Control shall be made in a single payment.

All amounts credited to a Participating Director's Deferred Stock Account shall only be distributed in shares of Common Stock; EXCEPT that, no fractional shares shall be issued. Whenever, under the terms of this Plan, a fractional share would be required to be issued, an amount in lieu thereof shall be paid in cash for such fractional share based upon the value per share of Common Stock described in the next sentence of this Section 6.1.
The value of each share of Common Stock credited to a Participating Director's Deferred Stock Account shall be equal to the closing price per share of Common Stock on the NYSE as reported for the business day preceding the distribution date set forth in this Section 6.1 above. A Participating Director's Deferred Cash Account shall be distributed in cash.

          6.2 TIMING OF DISTRIBUTION. Subject to such terms and conditions as the Administrative Committee may, from time to time, impose:

          (a) distributions of the Accounts of a Participating Director due to a Normal Retirement shall be payable on January 15, or as soon as administratively feasible following such date, of each of the Plan Year or Years following the Plan Year in which his Normal Retirement occurred (in accordance with such Participating Director's Distribution Election);

          (b) distributions of the Accounts of a Participating Director following the death or disability of a Participating Director shall be made as soon as administratively feasible following the end of the next calendar quarter; and

          (c) distributions of the Accounts of a Participating Director due to a Change in Control shall be made as soon as administratively feasible, but in no case later than sixty
               (60) days, after the occurrence of the Change in Control.

          6.3 DISTRIBUTIONS TO BENEFICIARIES. Distribution of the Accounts of a Participating Director who dies before payment to such Participating Director is made shall

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commence or be made to such Participating Director's Beneficiary as soon as administratively feasible.

          6.4 DESIGNATION OF BENEFICIARY. Each Participating Director shall have the right to designate in writing, in form satisfactory to the Administrative Committee, one or more beneficiaries to receive the unpaid balance of the Participating Director's Accounts in the event of his death prior to receiving full distribution thereof, and may change or revoke any prior Beneficiary designation by a similar instrument in writing prior to his death. If a Participating Director shall fail to designate a Beneficiary or, having revoked a prior Beneficiary designation, shall fail to designate a new Beneficiary, or in the event the Participating Director's Beneficiary designation shall fail, in whole or in part, by reason of the prior death of a designated Beneficiary or for any other cause, then the undistributed balance of the Participating Director's Accounts, or the portion thereof as to which such designation shall fall, as the case may be, shall be paid to the personal representative of the Participating Director's estate.

          6.5 DISCLAIMERS BY BENEFICIARIES. A Beneficiary entitled to a distribution of all or a portion of a deceased Participating Director's Accounts may disclaim his interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of such Accounts at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participating Director's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Accounts is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Administrative Committee after the date of the Participating Director's death but not later than one hundred eighty (180) days after the date of the Participating Director's death. A disclaimer shall be irrevocable when delivered to the Administrative Committee. A disclaimer shall be considered to be delivered to the Administrative Committee only when actually received by the Administrative Committee. The Administrative Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participating Director as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Article 8 hereof and shall not be considered to be an assignment or alienation of benefits in violation of any law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Administrative Committee.

          6.6 SPENDTHRIFT PROVISIONS. Neither any Participating Director nor any Beneficiary of any Participating Director shall have any transferable interest in the Participating Director's Accounts nor any right to anticipate, alienate, dispose of, pledge or encumber the same prior to actual receipt of payments in accordance with this Article 6, nor shall the same be subject to attachment, garnishment, execution following judgment or other legal process instituted by creditors of the Participating Director or any such Beneficiary.

     7.   SHARES AVAILABLE FOR ISSUANCE.

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          7.1  SOURCE OF SHARES AVAILABLE.  The shares of Common Stock available for issuance under this Plan shall be issued under, and in accordance with the terms of, the 1996 Plan.

          7.2 ADJUSTMENTS TO SHARES. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend affecting the Common Stock generally, an appropriate adjustment will be made in the number and/or kind of securities available for issuance under this Plan, and to the shares of Common Stock credited to the Deferred Stock Accounts of Participating Directors to prevent either the dilution or the enlargement of the rights of the Eligible and Participating Directors.

     8.   NONTRANSFERABILITY.

          In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participating Director or of a Beneficiary. Prior to the time of payment hereunder, a Participating Director or Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan nor shall such rights be assigned or transferred by operation of the law.

     9.   LIMITATION ON RIGHTS OF ELIGIBLE AND PARTICIPATING DIRECTORS.

          9.1 SERVICE AS A DIRECTOR. Nothing in this Plan will interfere with or limit in any way the right of the Board or the Company's stockholders to remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the Company's stockholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

          9.2 NONEXCLUSIVITY OF THE PLAN. Nothing contained in this Plan is intended to effect, modify or rescind any of the Company's existing compensation plans or programs or to create any limitations on the Board's power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

     10. PLAN AMENDMENT, MODIFICATION AND TERMINATION. The Board may suspend or terminate this Plan at any time, and shall terminate at such time as the 1996 Plan (or any successor plan thereto) is terminated. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company's best interests; PROVIDED, HOWEVER, that no amendments to this Plan will be effective without approval of the Company's stockholders, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the NYSE (or other exchange on which the shares of Common Stock are then listed and primarily traded).

     11. PARTICIPATING DIRECTORS ARE GENERAL CREDITORS OF THE COMPANY. The Participating Directors and Beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor's trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any Beneficiary thereof shall have a legal, beneficial or security interest therein.

     12.  MISCELLANEOUS.

          12.1 SECURITIES LAW AND OTHER RESTRICTIONS. Notwithstanding any other provision of this Plan or any Deferral Election or amended Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrative Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

          12.2 GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

          12.3 1996 PLAN. Except as otherwise specifically stated herein, all of the terms and conditions of the 1996 Plan shall also govern the issuances of shares of Common Stock under this Plan.